                                 EXHIBIT N-15

                  Market Shares for Gas Companies in Illinois
                          Companies Sorted by Revenue

                                          Revenue                      Share of     Cumulative
Holding Company                       (millions of $)      Rank         Total          Share
-----------------------------------------------------------------------------------------------
Nicor, Inc.                                1,229            1            42.5%         42.5%
Peoples Energy Corp.                         967            2            33.4%         76.0%
Illinova Corp.                               288            3            10.0%         85.9%
Ameren Corp.                                 217            4             7.5%         93.4%
Cilcorp, Inc.                                181            5             6.3%         99.7%
Illinois Gas Co.                               7            6             0.3%         99.9%
Mount Carmel Public Utility Co.                2            7             0.1%        100.0%

Total                                      2,891

                                 EXHIBIT N-15

                  Market Shares for Gas Companies in Illinois
                          Companies Sorted by Assets

                                          Assets                       Share of      Cumulative
Holding Company                       (millions of $)      Rank          Total         Share
------------------------------------------------------------------------------------------------
Nicor, Inc.                                3,040            1            45.1%          45.1%
Peoples Energy Corp.                       2,160            2            32.1%          77.2%
Illinova Corp.                               654            3             9.7%          86.9%
Ameren Corp.                                 469            4             7.0%          93.9%
Cilcorp, Inc.                                394            5             5.9%          99.8%
Illinois Gas Co.                              13            6             0.2%          99.9%
Mount Carmel Public Utility Co.                4            7             0.1%         100.0%

Total                                      6,734

                                 EXHIBIT N-15

                  Market Shares for Gas Companies in Illinois
                    Companies Sorted by Number of Customers

                                        Customers                    Share of     Cumulative
Holding Company                        (thousands)       Rank          Total         Share
--------------------------------------------------------------------------------------------------
Nicor, Inc.                                1,865           1            50.0%         50.0%
Peoples Energy Corp.                         955           2            25.6%         75.6%
Illinova Corp.                               400           3            10.7%         86.3%
Ameren Corp.                                 296           4             7.9%         94.2%
Cilcorp, Inc.                                201           5             5.4%         99.6%
Illinois Gas Co.                              10           6             0.3%         99.9%
Mount Carmel Public Utility Co.                4           7             0.1%        100.0%

Total                                      3,731